Exhibit 21

Subsidiaries of the Company

1.    Acoustic Marketing Research Inc., d/b/a Sonora Medical Systems, Inc.

2.    Labcaire Systems, Ltd.

3.    Misonix, Ltd.

4.    Fibra-Sonics (NY) Inc.

5.    Hearing Innovations, Inc.